APPENDIX 2
                            ARTICLES OF INCORPORATION


                            ARTICLES OF INCORPORATION
                                       OF
                      FINANCIAL TELECOM LIMITED (USA), INC.

                              A Nevada Corporation


                                        I
The name of the corporation is: FINANCIAL TELECOM LIMITED (USA), INC.

                                       II
The principal office of the corporation in the County of Clark is 2915 W. Charleston Blvd., #7, Las Vegas, Nevada, 89012.

                                       III
The corporation shall have a perpetual existence.

                                       IV
The  corporation  may  engage  in  any  lawful  activity,   subject  to  express
limitations, if any. A principal business activity of the corporation is Telecom sales.

                                        V
The total authorized capital of the corporation is Five Hundred Million shares (500,000,000) of common stock, valued at Point zero zero One ($0.001) each share.

                                       VI
The corporation is comprised of Three Directors.  The number of Directors may be changed by the Board of Directors.

                                       VII
The liabilities of the Directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law. (Nevada Revised Stat. 78.037)

                                      VIII
The first Directors of the corporation are:
Stephen Tang, 2500 E. Colorado Blvd., Suite 301, Pasadena, CA 91107 Richard Yan, 2500 E. Colorado Blvd., Suite 301, Pasadena, CA 91107 John Furutani, 2500 E. Colorado Blvd., Suite 301, Pasadena, CA 91107

                                       IX
The original incorporator is: L. H. Joseph Jr., 8344 Melrose Ave., #23, Los Angeles, CA 90069.

                                       X
The resident agent of this corporation in the State of Nevada is: L. H. Joseph Jr. and Associates-Nevada, Inc., 2915 W. Charleston Blvd., #7, Las Vegas, Nevada, 89102.


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                                       XI
The Board of Directors shall have the power to make, alter, amend or repeal the bylaws of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and executed the ARTICLES OF INCORPORATION this 25th day of April 19 2003.


                                                  /s/ L. H. Joseph Jr.
                                                  ------------------------------
                                                  L. H. Joseph Jr., Incorporator













































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